EXHIBIT 99

NEWS RELEASE

CONTACT:     Jim Kelly, 808.543.4915                 FOR IMMEDIATE RELEASE
jim.kelly@hawaiianelectric.com

Scott Seu named president and CEO of Hawaiian Electric
Succession plan for CEO Alan Oshima set for early 2020

HONOLULU, Dec. 10, 2019 – Scott Seu, senior vice president at Hawaiian Electric Company, will succeed Alan Oshima as president and chief executive officer of the company effective in the first quarter of 2020.

Oshima has led Hawaiian Electric and its subsidiaries, Maui Electric and Hawaii Electric Light, since 2014.

“Scott has been a leader of Hawaiian Electric’s transformation into a more customer-focused enterprise that not only delivers on being a reliable, responsive energy provider but is also a trusted partner in achieving our state’s sustainability goals,” said Tim Johns, a member of the board of Hawaiian Electric.

Seu, 54, is a graduate of Kamehameha Schools and received his bachelor’s and master’s degrees in mechanical engineering from Stanford University. He joined Hawaiian Electric in 1993 and has held a number of key leadership positions across the company, including in the areas of environmental management, customer programs, renewable energy development, system operations and community engagement.

Johns said the selection of a new CEO was part of the board’s ongoing multiyear executive succession strategy. As part of that plan, Oshima will work with Seu for the next several months on the leadership transition and will serve as senior executive advisor to the company for the rest of 2020.

“We have the plans in place to significantly reduce greenhouse gas emissions and our use of fossil fuels over the next decade and with his unique experience in operations and working with the community, I know Scott is the right person to get it done,” Oshima said. “This leadership transition ensures that our pace continues accelerating toward our clean energy goals.”

Since 2017, Seu has overseen the company’s regulatory, government and community affairs, and corporate relations departments. He previously served as vice president of system operations and is one of the company’s leaders on cybersecurity issues, working as a liaison with the military and federal and state agencies.

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Scott Seu named president
and CEO

December 10, 2019

With the rising threat of storm events related to climate change, Seu has also helped lead the company’s resilience initiatives, focusing on community awareness and building stronger relationships with key public and private stakeholders.

“Growing up in Hawaii and in the company, I feel a profound sense of duty to help chart the course for our future generations,” Seu said. “This is a critical time in our state’s clean energy transformation and as I talk to people it’s clear that there are many different visions of the best way forward. That means our work isn’t just about technology, but about pulling together as a community to collaborate and understand the choices we can make. I am humbled and honored to serve our community, our customers, and our employees as the next leader of Hawaiian Electric.”

Internally, Seu leads the implementation of the “One Company” transformation strategy, which brings together the best practices of Hawaiian Electric, Maui Electric and Hawaii Electric Light to reduce duplication, share resources and maximize efficiency to provide savings to customers while continuing to honor the cultures and meet the needs of each island’s communities.

Seu is board chair of Hale Kipa and Hawaii Green Growth. He also serves as a board member for Teach for America Hawaii, and supports the University of Hawaii at Manoa’s College of Engineering as a member of the Dean’s Council.

Constance Lau, president and CEO of Hawaiian Electric Industries, the parent company of Hawaiian Electric, thanked Oshima for his leadership over the past five years, especially his emphasis on transparency, follow-through and clear communication with customers, stakeholders and regulators.

“Alan has led us through such an important time in our 128-year history and I’m grateful for his commitment to our customers, our company and Hawaii,” Lau said. “There’s even more work ahead and I know Scott and his team will continue to work closely with our communities to achieve our clean energy future.”

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